Exhibit 99.1

Compensation Information for the Company’s Named Executive Officers

Robert I. Blum, President & Chief Executive Officer:

•	2021 base salary $713,856;

•	2020 bonus award $370,656; and

•	2021 target bonus is 60% of base salary.

David W. Cragg, Chief Human Resources and Administration Officer:

•	2021 base salary $414,906;

•	2020 bonus award $145,616; and

•	2021 target bonus is 40% of base salary.

Ching W. Jaw, Senior Vice President, Finance and Chief Financial Officer:

•	2021 base salary $477,114;

•	2020 bonus award $164,289; and

•	2021 target bonus is 40% of base salary.

Fady I. Malik, Executive Vice President, Research and Development:

•	2021 base salary $536,651;

•	2020 bonus award $189,376; and

•	2021 target bonus is 40% of base salary.

Mark A. Schlossberg, Senior Vice President, Legal and General Counsel:

•	2021 base salary $486,720;

•	2020 bonus award $170,820; and

•	2021 target bonus is 40% of base salary.